                                                                   EXHIBIT 10.21

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO OMITTED PORTIONS.

                         Authorized Representative:  MYSTIC RIVER SOFTWARE, INC.
                                                     --------------------------

            MICROSOFT LICENSE, DISTRIBUTION AND MARKETING AGREEMENT

     THIS LICENSE, DISTRIBUTION AND MARKETING AGREEMENT (the "Agreement") is entered into this 23rd day of June, 1998 (the "Effective Date"), by and between MICROSOFT CORPORATION ("Microsoft"), a Washington corporation having its principal place of business at One Microsoft Way, Redmond, Washington 98052-6399, and Business Objects S.A., a French corporation having its principal place of business at 1, square Chaptal, 92309 Levallois-Perret cedex, France ("Company").

The parties agree as follows:

1. DEFINITIONS.  For the purposes of this Agreement, the following terms shall
   -----------
have the following meanings:

     1.1 "DOCUMENTATION" shall mean the End User Documentation, VBA 5.0 Host Integration Guide, VBA 5.0 Host Interface Reference and Repository Help, which are described in Exhibit A hereto.
                 ---------

     1.2 "END USER" shall mean an individual or legal entity that acquires directly or indirectly from Company, one or more Products for its own use and not for distribution or resale to third parties.

     1.3 "END USER DOCUMENTATION" means the Microsoft documentation for End Users, which is described in Exhibit A attached hereto.
                             ---------

     1.4 "TO INTEGRATE," "INTEGRATION" or "INTEGRATED" shall mean the inclusion of one or more Redistributable Components as part of a Product copied onto Company's installation media along with Company's software comprising the Product.

     1.5 "LICENSED SOFTWARE" means the computer software programs that are listed and described on Exhibit A attached hereto, including all Upgrades
                        ---------
thereto which are commercially released by Microsoft during the term of this Agreement.

     1.6 "LOGO" means the Designed for Visual Basic logo which is described in the logo agreement that is attached hereto as Exhibit D.
                                              ---------

     1.7 "MASTER COPY" shall mean a diskette(s) or CD-ROM(s) containing the software portion of the Licensed Software that are delivered by Microsoft to the Company.

     1.8 "MS PLATFORMS" shall mean Microsoft Windows 95, Microsoft Windows NT, and all future Microsoft operating system products on which the Licensed Software is commercially released by Microsoft during the term of this Agreement.

     1.9 "PRODUCT(S)" shall mean Company's software products which are described in Exhibit B hereto, regardless of the product name(s) actually used for such
   ---------
software products, and which: (i) Integrate the Licensed Software; (ii) operate on the MS Platforms, and (iii) adds significant and primary functionality to the Licensed Software. The parties may amend the list of Products described in Exhibit B hereto upon their mutual written consent, provided, however, that in
---------
the event that Company assigns this Agreement pursuant to Section 10, at all times subsequent to the effective date of such assignment

Microsoft shall have the right, in its sole discretion, to approve or disapprove any proposed amendments to the list of Products described or Exhibit B

     1.10 "REDISTRIBUTABLE COMPONENTS" means the components of the Licensed Software that are redistributable by the Company in Products and are identified as "redistributable" in Exhibit A hereto.
                        ---------

     1.11 "UPGRADES" shall mean upgrades, maintenance releases and enhancements of the Licensed Software.

2. INTEGRATION AND DISTRIBUTION OF LICENSED SOFTWARE.
   --------------------------------------------------

     2.1 REPRODUCTION AND INTEGRATION OF THE LICENSED SOFTWARE. Microsoft hereby grants the Company a non-exclusive, worldwide, perpetual (subject to the terms of Section 8) license to reproduce and have reproduced the Licensed Software and Documentation from the Master Copy as well as any Upgrades for internal use at the Company solely in connection with the development of Products and Integration of the Redistributable Components into such Products.

     2.2 DISTRIBUTION RIGHTS TO LICENSED SOFTWARE. Upon completion of the Integration of Licensed Software into Products, Microsoft grants Company a non-exclusive, worldwide, perpetual (subject to the terms of Section 8) license to reproduce, sublicense and otherwise distribute the Licensed Software as incorporated in the Products to End Users. The rights granted in Sections 2.1 and 2.2 may be sublicensed by the Company to the Company's contractors, distributors and original equipment manufacturers, provided that such parties adhere to the provisions of this Agreement.

     2.3 LICENSE TO END USER DOCUMENTATION. Microsoft hereby grants the Company a non-exclusive, worldwide, perpetual (subject to the terms of Section 8) license to (a) make, use, modify, adapt, translate and make technically accurate derivative works of the End User Documentation; and (b) to reproduce, sublicense and otherwise distribute, and have reproduced, sublicensed and otherwise distributed by third parties, the End User Documentation and any Company-authored derivative works thereof (which shall include all relevant Microsoft copyrights, notices, and marks) via any digital electronic (e.g., the Internet) or print medium in connection with the distribution of the Products. The Company also may use a pointer on its Worldwide Web site to the End User Documentation on the Internet in connection with the distribution of the Products. Notwithstanding the foregoing, the Company shall not distribute the Documentation as part of any book or other publication for sale separate from the Products without the written approval of Microsoft and shall not modify, adapt, or create derivative works of the compiled "*.HLP" files for use on the Internet. The Company shall deliver to Microsoft a copy of all Company-authored derivative works of the End User Documentation (the "Derivative Documents") for the sole purpose of allowing Microsoft to verify the accuracy of such Derivative Documents.

     2.4 END USER LICENSE AGREEMENTS. The Company shall have the right to grant sublicenses to End Users to use the Licensed Software as incorporated in the Products in object code form only and to use the Documentation on MS Platforms. For each copy or unit of a Product, Company shall distribute an End User license agreement which includes terms that are in accordance with applicable law and are at least as restrictive as the terms set forth in this Agreement with respect to the use of the Licensed Software. In particular, the Company shall include provisions in its End User license agreements for Products preventing further redistribution of the Redistributable Components or export of the Products to any country to which such export or transmission is restricted by applicable U.S. regulation or statute.

     2.5 RESTRICTIONS. The rights granted in this Section 2 are subject to the following restrictions:

          (I) Company shall ship at least one full copy of the End User Documentation, whether in the form of printed manuals or online help, as modified by the Company pursuant to the terms of Section 2.3, to the End User per unit of the Product or include a pointer to the End User Documentation on the Internet in the Company's documentation for the Product;

          (II) Company shall employ in its Licensed Software Integration, reproduction and installation process state-of the-art tests for virus infections to ensure that no Licensed Software will be shipped that has been infected with a virus;

          (III) Company shall not reverse engineer, decompile or disassemble the Licensed Software except as otherwise specifically permitted by law;

          (IV) Company shall not license or distribute the Licensed Software as part of any product or bundle of products that compete with Microsoft Visual Basic ;

          (V) Company shall only access documented function calls when Integrating the Licensed Software with the Products and shall follow the installation procedures required to comply with the Logo Agreement attached hereto as Exhibit D;
                        ---------

          (VI) Company's Integration of the Licensed Software included in the Products must not adversely affect the full functionality of the Licensed Software. For instance, the Company shall not disable any features of the Licensed Software included in Products. Company shall insure that quality of reproduced Licensed Software included in the Products is equivalent to the quality of Licensed Software and meets or exceeds the then current applicable ISO, IEC or ANSI standards for media and replication quality for Disk or CD-ROM media. Microsoft shall be entitled to periodically, upon reasonable notice, inspect the quality of reproduction. Should Microsoft be dissatisfied with the quality of the reproduced Licensed Software, it shall so notify Company in writing and Company shall have ten (10) days to correct such deficiencies.

          (VII) The Company shall include the following acknowledgment in the credit screen of the Products and in the Product Documentation: "Portions Copyright 1996, Microsoft Corporation. All rights reserved."

3. [*]  AND REPORTS; AUDIT RIGHTS
   ------------------------------

     3.1 [*]. No later than [*], the Company shall pay Microsoft [*] by bank wire transfer to the account listed in [*]. On [*] the Company shall pay Microsoft [*] until the latter of (a) the date that the Company ceases licensing and distributing any Products to third parties (the parties acknowledge and agree that such date may occur after expiration or termination of this Agreement), and (b) the date of the expiration or termination of this Agreement.

     [*] REPORTING; FINANCE CHARGE. At the same time that the Company pays Microsoft pursuant to [*], it shall fax a copy of all remittance information (i.e., name of company, date of wire transfer, amount of wire transfer, and number of pages faxed), to Microsoft Special Agreements, Dept. 551 at 425-936-5401, or to any other fax number which is provided to Company by Microsoft in writing. The Company shall remit payment for all amounts due by bank wire transfer to the following account, unless Microsoft notifies the Company in writing of a change in such account:

                 Microsoft North American Collections #844505
                              Account #3750771767
                                ABA #11100001-2
                          NationsBank of Texas, N.A.

A finance charge of one percent (1%) per month shall be assessed on all amounts that are past due.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO OMITTED PORTIONS.

     3.4 PRODUCT BUNDLES. Subject to prior written approval from Microsoft, which approval shall not be unreasonably withheld, the Company may license or distribute Products as part of a package or bundle with other products or services. Notwithstanding the foregoing, subsequent to any assignment of this Agreement pursuant to Section 10, Microsoft shall have the right, in its sole discretion to approve or disapprove of any package or bundles containing the Products.

     3.5 FEES FOLLOWING ASSIGNMENT. The parties acknowledge and agree that the assignment clause as set forth in Section 10 and the fee provisions of this
Section 3 are personal to the Company. In the event that Company assigns this agreement pursuant to Section 10, the parties acknowledge and agree that the fee schedule contained herein shall be revised to reflect the then current market rates for VBA license agreements to be paid by the assignee company to Microsoft under this Agreement, provided, however, that in no event shall such revised fee schedule be less than the fee schedule contained herein.

     3.6 INTERNAL USE. No royalty shall be due Microsoft in connection with the use of the Products, Licensed Software and Documentation by the Company or its contractors for internal purposes authorized under the terms of this Agreement or for use of the Products by the Company, its contractors, or prospective End Users, analysts or developers for developmental use, test, evaluation, market development, education or other promotional or non-production purposes in the usual course of the business of the Company.

     3.7 AUDIT RIGHTS. During the term of this Agreement and for two (2) years thereafter, Company agrees to keep all usual and proper records and books of account and all usual and proper entries relating to the Products and the Licensed Software. Records and books of account include, but are not limited to, information regarding the number of Product units distributed. Microsoft may, at its own expense, cause an audit and/or inspection to be made of the applicable Company records and facilities in order to verify statements issued by Company and Company's compliance with the terms of this Agreement. Any such audit shall be conducted upon five (5) days written notice by an independent certified public accountant selected by Microsoft (other than on a contingent fee basis). Such independent certified public accountant shall provide a summary of its findings regarding its verification of the statements issued by the Company and the Company's compliance with the terms of this Agreement, but shall not provide Microsoft with any other information produced from the audit and/or inspection of such Company records. Any audit and/or inspection shall be conducted during regular business hours at Company's facilities. Company agrees to provide Microsoft's designated audit or inspection team access to the relevant Company records and facilities. The Company shall pay Microsoft the full amount of any underpayment revealed by the audit plus interest from the date such payments were due under the terms of this Section at the then applicable prime rate, as announced by Seattle First National Bank of Seattle, Washington (the "Prime Rate"). Notwithstanding the foregoing, if such audit reveals an underpayment by the Company of more than five percent (5%) for the period covered by the audit report, the Company shall pay all of the fees and costs associated with such audit and the amount underpaid with interest at the rate of five percent (5%) above the Prime Rate from the date such payment was due pursuant to this Section.

     3.8 TAXES. Company will be responsible for the billing, collecting and remitting of sales, use, value added, and other comparable taxes determined by Company to be due with respect to the collection of the Net Receipts, or any portion thereof. Microsoft is not liable for any taxes, including without limitation income taxes, withholdings, value added, franchise, gross receipts, sales, use property or similar taxes, duties, levies, fees, excises or tariffs incurred in connection with the Net Receipts or related to the sale of Company's Products. Company takes full responsibility for all such taxes, including penalties, interest and other additions thereon.

     3.9 WITHHOLDING TAXES. If, after a determination by foreign tax authorities, any taxes are required to be withheld on payments made by Company to Microsoft, Company may deduct such taxes from the amount owed Microsoft and pay them to the appropriate taxing authority; provided however, that Company shall promptly secure and deliver to Microsoft an official receipt for any such taxes withheld or other documents necessary to enable Microsoft to claim a U.S. Foreign Tax Credit. Company will make certain that any taxes withheld are minimized to the extent possible under applicable law.

4. DELIVERY AND ACCEPTANCE; UPGRADES
   ---------------------------------

     4.1 DELIVERY OF MASTER COPY. Microsoft or its authorized representative shall deliver the Company a Master Copy of the Licensed Software within five (5) days after the Effective Date of this Agreement. The Master Copy shall be deemed accepted upon receipt unless the Company notifies Microsoft or its authorized representative within five (5) days after it receives such Master Copy that it does not include all of the components described in Exhibit A
                                                                 ---------
hereto. In such event, the Company shall give Microsoft or its authorized representative prompt written notice and, no later than five (5) days after receipt of such notice, Microsoft or its authorized representative shall deliver the Company another Master Copy which includes all such components.

     4.2 DELIVERY OF UPGRADES; COMPANY RESPONSE. During the term of this Agreement, Microsoft or its authorized representative shall deliver all Upgrades to the Company at the earliest date that Microsoft or its authorized representative makes such Upgrades available to any third party. No later than twenty (20) days after the date that the Company receives an Upgrade, it shall inform Microsoft or its authorized representative whether the Upgrade contains any programming errors that severely impair the performance of any major functions in the Products.

5. PRODUCT MARKETING AND SUPPORT; DEMONSTRATION OF PRODUCTS
   --------------------------------------------------------

     5.1 VISUAL BASIC LOGO. The Company shall include a copy of the Logo on the outside of all retail boxes of Products. In order to be eligible to display such Logo, the Company must sign a Logo Agreement in substantially the form of Exhibit D attached hereto. This Agreement shall not be effective unless and
---------
until the Company executes such an agreement and delivers the same to Microsoft. In the event that Microsoft terminates the Logo Agreement for any reason, the obligation to include the Logo on all Products shall terminate at the same time.

     5.2 PRODUCT SUPPORT. Company acknowledges and agrees that Microsoft shall not provide the Company with any support, other than as described in Section 4, for Integration of the Licensed Software into the Products, but that the Company is free to enter into a separate maintenance and support agreement with one of Microsoft's authorized sales representatives for the Licensed Software on terms to be negotiated between the Company and such authorized sales representative. Company further acknowledges that it shall either (i) inform End User that Company is the support contact for the Product, and that Microsoft will not support the Product, or (ii) inform the End User that there will be no support for the Product. Company shall use best efforts to insert a message to that effect in the start-up or help screen of the Product. The parties agree that Microsoft shall not provide any End User support for Products.

     5.3 MICROSOFT MARKETING TERMS. Microsoft shall initiate a marketing program for the Licensed Software to make certain benefits of the program available to the Company at no cost. Such benefits may include the following:

         5.3.1 Microsoft "DevWire" announcement of Company launch of a product that includes VBA to up to 70,000 email subscribers;

         5.3.2 headline on microsoft.com and/or vba site and/or officedev site announcing Company Product launch;

         5.3.3 Company-created case study posted on microsoft.com/vba and/or microsoft.com/officedev Web site;

         5.3.4 Company-created demo of Office 97 with product presented at MS press events, tradeshows, and/or seminars by Microsoft employees;

         5.3.5 Microsoft supplies quote for Company press release announcing availability of Company product that includes VBA;

         5.3.6  public relations help in press releases and press tours;

         5.3.7  Microsoft product giveaways at Company launch events;

         5.3.8 creative assistance and funding in vertical advertising that highlights VBA; and

         5.3.9  cooperative channel advertising.

     5.4 COMPANY MARKETING TERMS. Company shall exercise best efforts to participate in marketing activities related to the Licensed Software, which shall include the following:

         5.4.1 include the three (3) core benefits of VBA as articulated by Microsoft from time to time, in every relevant press release issued by or on behalf of Company related to Products;

         5.4.2 issue a minimum of two (2) press releases: one issued on or near the Effective Date announcing Company's licensing of VBA and detailed plans for inclusion in the Products, and one issued at the time of initial Product shipment announcing the details of the use of VBA in the Products;

         5.4.3 include VBA materials as provided by Microsoft from time to time on Company web site(s);
         5.4.4  include Product object model on Company web site(s); and
         5.4.5 include VBA content as provided by Microsoft from time to time in relevant press kits issued by Company.

6. INTELLECTUAL PROPERTY NOTICES.  Company will not remove any copyright,
   ------------------------------
trademark or patent notices that appear on the Licensed Software as delivered to Company. Company shall state in all its advertising, marketing materials, and packaging related to the Products, that Products contain or are provided with the Licensed Software. Company agrees to use the appropriate trademark, product descriptor and trademark symbol (either "" or "" in a superscript), and clearly indicate Microsoft's ownership of its trademark(s) whenever the Licensed Software name is first mentioned in any advertisement, brochure or in any other manner in connection with Licensed Software and/or a Product. Company shall undertake no action that will interfere with or diminish Microsoft's right, title and/or interest in Microsoft Corporation's or licensed third parties' trademark(s) or trade name(s). Company shall, upon request, provide Microsoft with samples of all of Company's promotional, packaging and other written materials which use Licensed Software name(s). Company shall not adopt or use a product name, trademark or service mark in conjunction with the advertising, packaging, promotion or sale of Product(s) which includes all or part of any Microsoft trademark or service mark or any term which is confusingly similar to a Microsoft trademark or service mark. Company shall not reproduce or imitate all or part of the packaging or trade dress of any Licensed Software on or in the packaging of any Product(s) or any related promotional material without prior written approval of Microsoft.

7. WARRANTY/LIABILITY/INDEMNITY.
   -----------------------------

     7.1 MICROSOFT.

          7.1.1 NO WARRANTIES. The Licensed Software is provided "AS IS" without warranty of any kind. TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL EXPRESS AND IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OF ACCURACY OR COMPLETENESS OF RESPONSES, OF RESULTS, OF REASONABLE CARE OR WORKMANLIKE EFFORT, OF LACK OF NEGLIGENCE, AND/OR OF A LACK OF VIRUSES, ALL WITH REGARD TO THE LICENSED SOFTWARE, ARE EXPRESSLY EXCLUDED. MICROSOFT MAKES NO WARRANTY THAT THE LICENSED SOFTWARE WILL OPERATE PROPERLY AS INTEGRATED IN THE COMPANY'S PRODUCT(S) OR ON ANY CUSTOMER SYSTEM(S). EXCEPT AS SET FORTH IN SECTION 7.1.3 BELOW, THERE IS NO WARRANTY OF TITLE OR NONINFRINGEMENT IN THE LICENSED SOFTWARE.

          7.1.2 EXCLUSION OF INCIDENTAL AND CONSEQUENTIAL DAMAGES. COMPANY AGREES MICROSOFT SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, ECONOMIC OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF BUSINESS OR PERSONAL PROFITS,

     BUSINESS INTERRUPTION, LOSS OF BUSINESS OR PERSONAL OR CONFIDENTIAL INFORMATION, OR ANY OTHER PECUNIARY LOSS, DAMAGES FOR LOSS OF PRIVACY, OR FOR FAILURE TO MEET ANY DUTY, INCLUDING ANY DUTY OF GOOD FAITH, OR TO EXERCISE COMMERCIALLY REASONABLE CARE OR FOR NEGLIGENCE) ARISING OUT OF OR IN ANY WAY RELATED TO THE USE OF OR INABILITY TO USE THE LICENSED SOFTWARE, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          7.1.3 INDEMNITY FOR INFRINGEMENT. Microsoft hereby agrees to defend, indemnify and hold Company harmless from and against any and all claims arising as a result of any claim by a third party that the Licensed Software infringes any trade secret or copyright of such third party.

     7.2 COMPANY.

          7.2.1 COVENANT. Company and any of its manufacturer's representatives shall not make to any End User any representation with respect to the Licensed Software or the use thereof except as is explicitly set forth in documentation, if any, provided by Microsoft accompanying the Licensed Software.

          7.2.2 INDEMNITY. Company hereby agrees to defend, indemnify and hold Microsoft harmless from and against any and all claims arising as a result of: (i) Company's improper installation of the Licensed Software; (ii) any computer software virus introduced by Company; (iii) any claim by an End User regarding its use or inability to use a Product if such claim would not have occurred solely from use of the Licensed Software; (iv) any claim by a third party that the Product infringes any proprietary right of such third party if such claim would have been avoided by the exclusive use of the Licensed Software; (v) Company's or its agents' breach of any of the provisions of Section 2 of this Agreement; or (vi) breach of the covenant in Section 7.2.1 of this Agreement.

     7.3 ESSENTIAL ELEMENT. THE PARTIES ACKNOWLEDGE THAT ALL OTHER PARTS OF THIS AGREEMENT RELY UPON THE INCLUSION OF THIS SECTION 7.

8. TERM AND TERMINATION.
   ---------------------

     8.1 TERM. Unless terminated earlier pursuant to this Section, this Agreement shall be for a period beginning on the Effective Date and ending three
(3) years after the earlier of (a) the date that the Company licenses any Products to third parties or (b) nine (9) months from the Effective Date.

     8.2 TERMINATION.

          8.2.1 Either party shall have the right to terminate this Agreement in the event of a material breach of this Agreement or the logo agreement attached hereto as Exhibit D after notice thereof and an opportunity to
                        ---------
     cure within thirty (30) days from the date of such notice. In addition, Microsoft shall have a right to terminate this Agreement immediately in the event of an assignment in breach of Section 10.

          8.2.2 In no event shall Microsoft be responsible to Company for any costs or damages resulting from the termination of this Agreement.

     8.3 EFFECT OF EXPIRATION OR TERMINATION.

          8.3.1 Sections 1, 2 (with respect to the then current version of the Licensed Software), 3, 5.2, 6, 7, 8, 9, 10, and 11 shall survive any expiration of this Agreement pursuant to Section 8.1 or termination of this Agreement by the Company pursuant to Section 8.2.1. Without limiting the foregoing, the parties understand and agree that the Company shall be obligated to continue paying Microsoft the [*] fees set forth in Section [*] of this Agreement for so long as the Company licenses or distributes Products after termination or expiration of this Agreement; provided, however, that in the event that Company assigns this Agreement pursuant to
     Section 10, Company's assignee shall be obligated to continue paying the fees as revised to reflect then-current market rates for VBA licenses, as provided for in Section 3.5. In the event that Company has not assigned this Agreement and upon expiration of this Agreement at the end of the term, the parties agree to negotiate in good faith the terms and conditions of a new agreement or the extension of the terms and conditions of this Agreement consistent with and subject to the then-current market rates for VBA licenses.

          8.3.2 Sections 3, 5, 6, 7, 8, 9, 10, and 11 shall survive any termination of this Agreement by Microsoft pursuant to Section 8.2.1.

          8.3.3 Termination of this Agreement shall not affect existing end user license agreements for the Products, which shall continue in full force and effect in accordance with their terms. Company shall continue to pay the [*] fees as specified in Section 3 of this Agreement for so long as the Company licenses or distributes Products after termination of this Agreement.

9. CONFIDENTIALITY.
   ----------------

     9.1 Each party expressly undertakes to retain in confidence and to require its distributors, resellers and all other contractors to retain in confidence all information and know-how transmitted to such party that the disclosing party has identified as being proprietary and/or confidential or which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential. Without limiting the foregoing, all terms and conditions of this Agreement shall be considered confidential and shall not be disclosed (except to either party's attorneys and accountants on a need-to-know basis, or as required by the order of a court of competent jurisdiction) without the prior written consent of the other party. In accordance with the provisions of applicable federal or state securities laws and only to the extent as reasonably required thereunder, Company may disclose the existence of this Agreement and the terms thereof after prior consultation with Microsoft and subject to appropriate requests for confidential treatment for all commercially sensitive information. The receiving party's obligation hereunder shall extend for five (5) years following the disclosure of the Confidential Information.

     9.2. EXCLUSIONS.  Confidential information shall not include any
          ----------
information that: (i) is at the time of disclosure or subsequently becomes publicly available without the receiving party's breach of any obligations owed the disclosing party; (ii) became known to the receiving party prior to the disclosing party's disclosure of such information to the receiving party; (iii) became known to the receiving party from a source other than the disclosing party other than by the breach of an obligation of confidentiality owed to the disclosing party; or (iv) is independently developed by the receiving party.

10. PROHIBITION AGAINST ASSIGNMENT.  This Agreement, and any rights or
    -------------------------------
obligations in this Agreement, shall not be assigned by Company without the prior, written consent of Microsoft, which shall not be unreasonably withheld. For purposes of this Section, the term "assignment" shall include, without limitation, a merger of Company with another party, whether or not the Company is the surviving entity, or the acquisition of more than twenty percent (20%) of any class of the Company's voting stock by another person or entity, or the sale of more than fifty percent (50%) of the Company's assets. Notwithstanding the foregoing, Company may assign this Agreement to any third party that agrees in writing reasonably satisfactory to Microsoft to be bound to all terms and conditions of this Agreement (including, without limitation, the revised [*] fee described in Section 3.5) by providing Microsoft with


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO OMITTED PORTIONS.

prior written notice of such intended assignment and a copy of such third party's written agreement. Company's failure to comply with the foregoing requirements shall constitute a material breach of this Agreement. Subsequent to any such assignment, such third party assignee shall be bound by the original assignment provisions as set forth in the first two sentences of this Section 10.

11. GENERAL.
    --------

       11.1 CONTROLLING LAW. This Agreement shall be construed and controlled by the laws of the State of Washington, and Company consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, agency, or franchise relationship.

       11.2 ATTORNEYS' FEES. If either Microsoft or Company employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

       11.3 NOTICES AND REQUESTS. All notices, authorizations, and requests given by Company or Microsoft in connection with this Agreement shall be deemed given on the day they are (i) deposited in the mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier, charges prepaid; to the address listed in this Agreement.

       11.4 COMPANY'S GOVERNMENTAL APPROVAL OBLIGATIONS. Company shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of all of the terms and conditions of this Agreement including, but not limited to, foreign exchange approvals, import and offer agent licenses, fair trade approvals and all approvals which may be required to realize the purposes of this Agreement.

       11.5 RESTRICTED RIGHTS. Any Licensed Software which Company distributes to or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government'), are provided to Company with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the rights in Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide Microsoft protection equivalent to or greater than the above-cited clause. Company shall comply with any requirements of the Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the Licensed Software, Licensed Software documentation, and any license agreement used in connection with the distribution of the Licensed Software. Manufacturer is Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. Under no circumstances shall Microsoft be obligated to comply with any Governmental requirements regarding the submission of or the request for exemption from submission of cost or pricing data or cost accounting requirements. For any distribution of the Licensed Software that would require compliance by Microsoft with Governmental requirements relating to cost or pricing data or cost accounting requirements, Company must obtain an appropriate waiver or exemption from such requirements for the benefit of Microsoft from the appropriate Governmental authority before the distribution and/or license of the Licensed Software to the Government.

       11.6 EXPORT CONTROLS. Company acknowledges that the license and distribution of the Products are subject to the export control laws and regulations of the United States of America, and any amendments thereof, which restrict exports and re-exports of software, technical data, and direct products of technical data, including services derived from use of the Products (the "Direct Products"). Company agrees that it will not export or re-export any Products or Direct Products, or any information and documentation related thereto, directly or indirectly, without first obtaining permission to do so as required from the United States of America Department of Commerce's Bureau of Export Administration, or other appropriate governmental agencies, to any countries, end-users, or for any end-uses that are restricted by U.S. export laws and regulations, and any amendments thereof, which include, but are not limited to, the following:

   Restricted Countries: Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria and Vietnam.

   Restricted End-Users: Any End-User whom Company knows or has reason to know will use Products or Direct Products in the design, development, or production of missiles and missile technology, nuclear weapons and weapons technology, or chemical and biological weapons.

   Restricted End-Uses: Any use of Products and Direct Products related to the design, development, or production of missiles and missile technology, nuclear weapons and weapons technology, or chemical and biological weapons.

These restrictions change from time to time. If Company has any questions regarding its obligations under United States of America export regulations, Company should contact the Bureau of Export Administration, United States Department of Commerce, Exporter Counseling Division, Washington DC., U.S.A.
(202) 482-4811.

     11.7   ENTIRE AGREEMENT.  This Agreement, including Exhibits A-D attached
                                                         ------------
hereto, shall constitute the entire agreement between the parties with respect to its subject matter and merges all prior and contemporaneous communications, both written and oral. This Agreement shall not be modified except by a written agreement signed on behalf of Company and Microsoft by their respective duly authorized representatives.

     11.8 SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. If this Agreement as it relates to any Licensed Software shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable or if this Agreement is terminated as to a particular Licensed Software, then it shall remain in full force and effect as to the remaining Licensed Software.

     11.9 WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     11.10 SECTION HEADINGS. The Section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. All signed copies of this Agreement shall be deemed originals.

MICROSOFT CORPORATION                    BUSINESS OBJECTS S.A.


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